Exhibit 99.1

Pzena Investment Management, Inc. Reports Results for the First Quarter of 2010

  Revenues were $19.2 million, operating income was $9.8 million
  Diluted earnings per share was $0.09 on GAAP basis and $0.08 on non-GAAP basis
  $2.5 million in Senior Subordinated Notes repaid
  Board reinstates dividend at $0.03 per share quarterly rate

NEW YORK--(BUSINESS WIRE)--April 27, 2010--Pzena Investment Management, Inc. (NYSE: PZN) reported the following GAAP and non-GAAP basic and diluted net income and earnings per share for the first quarter of 2010 (in thousands, except per-share amounts):

	GAAP Basis		Non-GAAP Basis
	For the Three Months Ended		For the Three Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
	(unaudited)

Basic Net Income	$984	$482	$744	$270
Basic Earnings Per Share	$0.11	$0.07	$0.09	$0.04

Diluted Net Income	$5,722	$2,776	$5,482	$2,564
Diluted Earnings Per Share	$0.09	$0.04	$0.08	$0.04

Diluted net income generally assumes that all dilutive operating company membership units are converted into Company stock at the beginning of the reporting period and the resulting change to Company income associated with its increased interest in the operating company is taxed at the Company’s effective rate.

Non-GAAP net income for the first quarters of 2010 and 2009 excludes the net effect of the tax valuation allowance adjustments to the Company’s deferred tax asset and its liability to its selling and converting shareholders that had a proportionately greater effect on basic net income. The aggregate effect of such adjustments increased GAAP net income by $0.2 million for both the first quarter of 2010 and 2009. All such adjustments have been recorded as if they had occurred at the beginning of each period presented. The non-GAAP earnings per share figures have been presented assuming that all stock and stock equivalents have been outstanding as of the beginning of each period presented. Management believes that these adjustments, and the non-GAAP measures derived from them, provide information to better analyze the Company’s operations between periods and over time. Investors should consider non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial tables attached.

Assets Under Management (unaudited)
($ billions)
	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009

Institutional Accounts
Beginning of Period Assets	$10.7	$10.2	$7.4
Inflows	0.4	0.8	0.5
Outflows	(0.3)	(0.4)	(0.6)
Net Flows	0.1	0.4	(0.1)
Market Appreciation/(Depreciation)	0.9	0.1	(1.3)
End of Period Assets	$11.7	$10.7	$6.0

Retail Accounts
Beginning of Period Assets	$3.6	$3.7	$3.3
Inflows	0.3	0.5	0.3
Outflows	(0.5)	(0.7)	(0.6)
Net Flows	(0.2)	(0.2)	(0.3)
Market Appreciation/(Depreciation)	0.3	0.1	(0.4)
End of Period Assets	$3.7	$3.6	$2.6

Total
Beginning of Period Assets	$14.3	$13.9	$10.7
Inflows	0.7	1.3	0.8
Outflows	(0.8)	(1.1)	(1.2)
Net Flows	(0.1)	0.2	(0.4)
Market Appreciation/(Depreciation)	1.2	0.2	(1.7)
End of Period Assets	$15.4	$14.3	$8.6

In September 2009, the Company changed the classification of its assets under management to Institutional Accounts and Retail Accounts. Historical information has been reclassified for all periods presented.

Financial Discussion

Revenue (unaudited)
($ thousands)
	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009

Institutional Accounts	$16,132	$15,181	$11,080
Retail Accounts	3,018	3,141	2,591
Total	$19,150	$18,322	$13,671

Revenues were $19.2 million for the first quarter of 2010, an increase of 40.1% from $13.7 million for the first quarter of 2009, and an increase of 4.9% from $18.3 million for the fourth quarter of 2009.

Average assets under management for the first quarter of 2010 was $14.4 billion, an increase of 56.5%, from $9.2 billion for the first quarter of 2009, and an increase of 3.6%, from $13.9 billion, for the fourth quarter of 2009.

The weighted average fee rate was 0.532% for the first quarter of 2010, decreasing from 0.594% for the first quarter of 2009 and remaining relatively flat with the fourth quarter of 2009. The decrease from the first quarter of 2009 was due in part to large institutional inflows in our newly launched Europe, Australasia and Far East ("EAFE") Diversified Value, and Global Diversified Value strategies in the fourth quarter of 2009. We typically offer reduced fee rates to initial clients in our new product offerings. The year-over-year weighted average fee rate also decreased in part due to an increase in the average size of the Company’s institutional accounts. The Company’s tiered fee schedules typically charge lower rates as account size increases.

The weighted average fee rate for institutional accounts was 0.594% for the first quarter of 2010, decreasing from 0.691% for the first quarter of 2009 and remaining relatively flat with the fourth quarter of 2009. The year-over-year decline arose primarily due to institutional inflows in our EAFE Diversified Value and Global Diversified Value strategies, and a higher average institutional account size, as discussed above. Institutional accounts comprised 76.0% of total assets under management as of March 31, 2010, increasing from 69.8% as of March 31, 2009 and 74.8% as of December 31, 2009.

The weighted average fee rate for retail accounts decreased to 0.341% for the first quarter of 2010, from 0.371% for the first quarter of 2009, and from 0.350% for the fourth quarter of 2009. The year-over-year decrease was due to the timing of asset flows in our retail accounts and the effects of the temporary, voluntary partial fee waiver on the John Hancock Classic Value Fund.  Our share of this reduction expires in May 2010.  The sequential decrease in retail weighted average fees was due solely to the timing of asset flows in our retail accounts.

Total operating expenses were $9.3 million in the first quarter of 2010, compared to $8.5 million in the first quarter of 2009, and $8.7 million in the fourth quarter of 2009. The year-over-year and sequential increases were primarily due to increases in discretionary bonus accruals.

As of March 31, 2010, employee headcount was 68, up from 67 at both March 31, 2009 and December 31, 2009.

Operating income for the first quarter of 2010 was $9.8 million, compared to $5.2 million for the first quarter of 2009, and $9.7 million for the fourth quarter of 2009.

Operating margin was 51.0% for the first quarter of 2010, compared to 38.0% for the first quarter of 2009, and 53.0% for the fourth quarter of 2009. The year-over-year increase in operating margin is primarily a result of an increase in weighted average assets and revenues. The sequential decline in operating margin is primarily due to increases in discretionary bonus accruals, as discussed above.

Other expense was $0.7 million for the first quarter of 2010, $2.7 million for the first quarter of 2009, and $0.2 million for the fourth quarter of 2009. First quarter 2010 other expense included a $1.0 million expense associated with an increase in the Company’s liability to its selling and converting shareholders resulting from changes in the realizability of its related deferred tax asset. Such adjustments generated expenses of $0.6 million and $0.1 million in the first and fourth quarters of 2009, respectively. Details of other income and expense are shown below:

Other Income/(Expense) (unaudited)
($ thousands)
	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009

Interest and Dividend Income	$73	$117	$120
Interest Expense	(155)	(254)	(450)
Realized and Unrealized Gain/(Loss), Net on Equity Securities	464	369	(431)
Other Expense	(21)	(24)	(41)
Non-GAAP Other Income/(Expense), Net of Outside Interests	361	208	(802)
Change in Liability to Selling and Converting Shareholders¹	(1,026)	(139)	(602)
Outside Interests of Investment Partnerships²	-	(224)	(1,326)
GAAP Other Expense	$(665)	$(155)	$(2,730)

(1)

Reflects the change in the liability to the Company’s selling and converting shareholders associated with the deferred tax asset generated by the Company’s initial public offering and subsequent unit conversions.

(2)	Represents the non-controlling interest allocation of the income of the Company’s consolidated investment partnerships to their outside investors.

The realized and unrealized gain/(loss), net on equity securities represents the Company’s gain or loss on its investments in its own products.

The Company recognized a $0.1 million income tax benefit for the first quarter of 2010, a $0.3 million income tax benefit for the first quarter of 2009, and a $1.1 million income tax benefit for the fourth quarter of 2009. First quarter 2010 income taxes included $1.3 million of benefit associated with adjustments to the valuation allowance recorded against the Company’s deferred tax asset related to its tax receivable agreement. Such adjustments generated income tax benefits of $0.8 million and $0.1 million for the first and fourth quarters of 2009, respectively.

Income Tax Provision/(Benefit) (unaudited)
($ thousands)
	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009

Unincorporated Business Tax Provision	$615	$590	$338
Corporate Income Tax Provision	552	535	202
Non-GAAP Income Tax Provision	1,167	1,125	540
Change in Valuation Allowance¹	(1,266)	(53)	(814)
GAAP Income Tax Provision/(Benefit)	$(99)	$1,072	$(274)

(1)

Reflects the change in the valuation allowance assessed against the deferred tax asset established as part of the Company’s initial public offering and subsequent unit conversions. This valuation allowance was initially recorded by the Company on September 30, 2008.

Non-controlling interests in the operations of the Company’s operating company and consolidated subsidiaries are comprised of the following:

Non-Controlling Interests (unaudited)
($ thousands)
	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009

Operating Company Allocation¹	$8,291	$8,019	$3,566
Outside Interests of Investment Partnerships²	-	(224)	(1,326)
GAAP Net Income Attributable to Non-Controlling Interests	$8,291	$7,795	$2,240

(1)	Represents the non-controlling interest allocation of the income of Pzena Investment Management, LLC that is retained by its members.

(2)	Represents the non-controlling interest allocation of the income of the Company’s consolidated investment partnerships to their outside investors.

During the quarter ended March 31, 2010, the Company repaid $2.5 million of the principal amount outstanding on its Senior Subordinated Notes. At March 31, 2010, the Company had $7.5 million principal amount outstanding of its Senior Subordinated Notes.

The Board of Directors declared a quarterly dividend of $0.03 per share of its Class A common stock to holders of record on May 20, 2010. The dividend is expected to be paid on June 3, 2010.

First quarter 2010 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss its first quarter 2010 financial results and outlook at 10:00 am. ET, Wednesday, April 28, 2010. The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of our website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S./Canada callers should dial 877-820-5027; international callers should dial 706-679-9396. The conference ID number is 69394157.

Replay: The conference call will be available for replay through May 5, 2010, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm’s operating company, is a value-oriented investment management firm. Founded in 1995, Pzena Investment Management has built a diverse, global client base. More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company's current assumptions, expectations and projections about future events. Words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company's management and involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, as filed with the SEC on March 12, 2010 and in the Company’s Quarterly Reports on Form 10-Q as filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on the company's future results, performance, or achievements. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands, except share and per-share amounts)
	As of
	March 31,	December 31,
	2010	2009
	(unaudited)
ASSETS
Cash and Cash Equivalents	$19,661	$15,908
Restricted Cash	1,411	1,407
Advisory Fees Receivable	13,454	13,378
Investments in Equity Securities, at Fair Value	8,701	7,951
Prepaid Expenses and Other Assets	798	805
Deferred Tax Asset, Net of Valuation Allowance of $62.2 million and $60.3 million, respectively	7,858	6,754
Property and Equipment, Net of Accumulated Depreciation of $2,492 and $2,385, respectively	2,214	2,315
TOTAL ASSETS	$54,097	$48,518

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$5,265	$3,644
Senior Subordinated Notes	7,500	10,000
Liability to Selling and Converting Shareholders	7,001	5,642
Other Liabilities	956	1,874
TOTAL LIABILITIES	20,722	21,160

Equity:
Total Pzena Investment Management, Inc.'s Equity	9,716	8,270
Non-Controlling Interests	23,659	19,088
TOTAL EQUITY	33,375	27,358
TOTAL LIABILITIES AND EQUITY	$54,097	$48,518

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Three Months Ended
	March 31,
	2010	2009

REVENUE	$19,150	$13,671

EXPENSES
Compensation and Benefits Expense	7,388	6,040
General and Administrative Expenses	1,921	2,453
TOTAL OPERATING EXPENSES	9,309	8,493
Operating Income	9,841	5,178

Total Other Expense	(665)	(2,730)

Income Before Taxes	9,176	2,448

Income Tax Benefit	(99)	(274)
Consolidated Net Income	9,275	2,722

Less: Net Income Attributable to Non-Controlling Interests	8,291	2,240

Net Income Attributable to Pzena Investment Management, Inc.	$984	$482

Earnings per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$984	$482
Basic Earnings per Share	$0.11	$0.07
Basic Weighted Average Shares Outstanding	8,633,041	6,948,037

Net Income for Diluted Earnings per Share	$5,722	$2,776
Diluted Earnings per Share	$0.09	$0.04
Diluted Weighted Average Shares Outstanding	65,005,989	64,192,792

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Non-GAAP Basis
	Three Months Ended
	March 31,
	2010	2009

REVENUE	$19,150	$13,671

EXPENSES
Compensation and Benefits Expense	7,388	6,040
General and Administrative Expenses	1,921	2,453
TOTAL OPERATING EXPENSES	9,309	8,493
Operating Income	9,841	5,178

Total Other Income/(Expense), Net of Outside Interests	361	(802)

Income Before Taxes and Operating Company Allocation	10,202	4,376

Unincorporated Business Tax Provision	615	338
Allocable Income	9,587	4,038

Operating Company Allocation	8,291	3,566
Income Before Corporate Income Taxes	1,296	472

Corporate Income Tax Provision	552	202
Non-GAAP Net Income	$744	$270

Tax Receivable Agreement Income, Net of Taxes	240	212
GAAP Net Income	$984	$482

Earnings Per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:
Net Income for Basic Earnings per Share	$744	$270
Basic Earnings per Share	$0.09	$0.04
Basic Weighted Average Shares Outstanding	8,633,041	6,948,037

Net Income for Diluted Earnings per Share	$5,482	$2,564
Diluted Earnings per Share	$0.08	$0.04
Diluted Weighted Average Shares Outstanding	65,005,989	64,192,792

Assets Under Management (unaudited)
($ billions)
	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009

U.S. Value Strategies	$10.5	$9.6	$9.9	$8.1	$6.5
Global Value Strategies	2.9	2.8	2.4	1.8	1.5
EAFE Value Strategies	2.0	1.9	1.6	0.7	0.6
Total	$15.4	$14.3	$13.9	$10.6	$8.6

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009

Institutional Accounts	$11.7	$10.7	$10.2	$7.5	$6.0
Retail Accounts	3.7	3.6	3.7	3.1	2.6
Total	$15.4	$14.3	$13.9	$10.6	$8.6
Revenue (unaudited)
($ millions)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009

Institutional Accounts	$16.2	$15.2	$13.8	$11.5	$11.1
Retail Accounts	3.0	3.1	3.0	2.7	2.6
Total	$19.2	$18.3	$16.8	$14.2	$13.7

Assets Under Management (unaudited)
($ billions)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009

Institutional Accounts
Beginning of Period Assets	$10.7	$10.2	$7.5	$6.0	$7.4
Inflows	0.4	0.8	0.9	0.3	0.5
Outflows	(0.3)	(0.4)	(0.3)	(0.6)	(0.6)
Net Flows	0.1	0.4	0.6	(0.3)	(0.1)
Appreciation/(Depreciation)	0.9	0.1	2.1	1.8	(1.3)
End of Period Assets	$11.7	$10.7	$10.2	$7.5	$6.0

Retail Accounts
Beginning of Period Assets	$3.6	$3.7	$3.1	$2.6	$3.3
Inflows	0.3	0.5	0.3	0.3	0.3
Outflows	(0.5)	(0.7)	(0.4)	(0.4)	(0.6)
Net Flows	(0.2)	(0.2)	(0.1)	(0.1)	(0.3)
Appreciation/(Depreciation)	0.3	0.1	0.7	0.6	(0.4)
End of Period Assets	$3.7	$3.6	$3.7	$3.1	$2.6

Total
Beginning of Period Assets	$14.3	$13.9	$10.6	$8.6	$10.7
Inflows	0.7	1.3	1.2	0.6	0.8
Outflows	(0.8)	(1.1)	(0.7)	(1.0)	(1.2)
Net Flows	(0.1)	0.2	0.5	(0.4)	(0.4)
Appreciation/(Depreciation)	1.2	0.2	2.8	2.4	(1.7)
End of Period Assets	$15.4	$14.3	$13.9	$10.6	$8.6

CONTACT:
Pzena Investment Management, Inc.
Lawrence Kohn, 212-355-1600